  _________________________________________________________________________________

John Hancock Advisers, LLC
601 Congress Street

Boston, MA  02210

December 18, 2013

To the Trustees of

John Hancock Funds

601 Congress Street

Boston, MA 02210

Re:       Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice

With reference to each of the Advisory Agreements entered into by and between John Hancock Advisers, LLC (the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1.  The Adviser agrees to contractually waive its advisory fees and, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C, Appendix D and Appendix E hereto.

2.  The Adviser agrees to voluntarily waive its advisory fees and, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix F, Appendix G and Appendix H hereto.

3.  We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC

By:      /s/ Jeffrey H. Long

            Jeffrey H. Long

            Chief Financial Officer

Agreed and Accepted

on behalf of each applicable Trust listed in Appendix A

By:      /s/ Charles A. Rizzo

            Charles A. Rizzo

            Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts.  This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST

John Hancock Global Conservative Absolute Return Fund

John Hancock Global Short Duration Credit Fund

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST

John Hancock Balanced Fund

John Hancock Enduring Equity Fund

John Hancock Global Opportunities Fund

John Hancock Large Cap Equity Fund

John Hancock Seaport Fund

John Hancock Small Cap Core Fund

John Hancock Small Cap Intrinsic Value Fund

John Hancock Sovereign Investors Fund

JOHN HANCOCK INVESTMENT TRUST II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Small Cap Equity Fund

JOHN HANCOCK INVESTMENT TRUST III

John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

JOHN HANCOCK SOVEREIGN BOND FUND

John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

John Hancock Income Fund

JOHN HANCOCK TAX-EXEMPT SERIES FUND

John Hancock Massachusetts Tax-Free Income Fund

John Hancock New York Tax-Free Income Fund

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APPENDIX B

Fund Level Contractual Expense Limitations

For purposes of the first part of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund	Annual Expense Limit	Expiration Date of Expense Limit
None

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APPENDIX C

Class Level Contractual Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

	Classes										Expiration Date of Expense Limit
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6
Enduring Equity Fund	1.90%	N/A	N/A	1.60%	N/A	N/A	N/A	N/A	N/A	1.50%	2/28/2015[1]
Financial Industries Fund	N/A	N/A	2.15%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
Global Opportunities Fund	N/A	N/A	N/A	N/A	N/A	1.61%	N/A	N/A	N/A	1.10%	2/28/2015[2]
Greater China Opportunities Fund	N/A	N/A	N/A	1.34%[3]	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015[3]
Large Cap Equity Fund	N/A	1.83%[4]	1.83%[4]	0.78%[4]	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2016[4]
Small Cap Intrinsic Value Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.10%[2]	2/28/2015[2]
U.S. Global Leaders Growth Fund	1.30%	2.05%	2.05%	0.99%	N/A	1.40%	N/A	N/A	N/A	0.85%[2]	2/28/2014 for Class A, Class B, Class C, Class I, Class R2 2/28/2015 for Class R6[2]
Bond Fund	See below	See below	See below	See below	N/A	See below	N/A	N/A	N/A	0.57% and see below	9/30/2014
Global Conservative Absolute Return Fund	1.50%	N/A	N/A	1.19%	N/A	N/A	N/A	N/A	N/A	1.10%	9/30/2014
Government Income Fund	0.98%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2014
High Yield Fund	N/A	N/A	N/A	0.72%	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2014

1 At the December 16-18, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangement for Class A, Class I and Class R6 shares of the Fund with an expiration date of February 28, 2015, effective as of the commencement of the Fund’s operations.

2 At the December 16-18, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date of the fee waiver and/or expense reimbursement arrangements for the Funds listed above to February 28, 2015, each effective upon the current expiration date of February 28, 2014.

3 At the December 16-18, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, an increase in the fee waiver and/or expense reimbursement arrangement for Class I shares of Greater China Opportunities Fund (from 1.31% to 1.34%) with an expiration date of February 28, 2015, effective upon the current expiration date of February 28, 2014.

4 If approved by its shareholders, Sovereign Investors Fund is scheduled to reorganize into Large Cap Equity Fund on May 2, 2014.  At the December 16-18, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified, and the Board approved, the fee waiver and/or expense reimbursement arrangements for Class B, Class C and Class I shares of Large Cap Equity Fund listed above if the merger is approved by shareholders of Sovereign Investors Fund, effective upon the closing date of the reorganization, with an expiration date of February 28, 2016.

C-1

For John Hancock Bond Fund, the Adviser and its affiliates agree to waive a portion of their fees and/or reimburse certain Expenses in order to reduce the total annual fund operating expenses for Class A, Class B, Class C, Class I, Class R2 and Class R6 shares by 0.05% of the Fund’s average daily net assets.  These fee waivers and/or expense reimbursements expire on September 30, 2014, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at the time.*

* At the June 24-26, 2013 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to September 30, 2014) of the fee waiver and/or expense reimbursement arrangement, effective upon the current expiration date of September 30, 2013.

C-2

APPENDIX D

Class Specific Expense Contractual Limitations

For purposes of this Appendix:

The Adviser contractually  agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below.  “Expenses” means all the expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) acquired fund fees and expenses paid indirectly, (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (g) short dividend expense.

Fund	Classes A	B	C	I	R1	R2	R3	R4	R5	R6	Expiration Date of Expense Limit
Balanced Fund	N/A	1.30%[1]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	2/28/2015
Classic Value Fund	N/A	1.30%[1]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	2/28/2015
Enduring Equity Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	2/28/2015
Financial Industries Fund	N/A	1.30%[1]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
Global Opportunities Fund	N/A	1.30%[1]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	2/28/2015
Greater China Opportunities Fund	N/A	1.30%[1]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
Large Cap Equity Fund	N/A	1.30%[1]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	2/28/2015
Regional Bank Fund	N/A	1.30%[1]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
Seaport Fund	0.55%[3]	N/A	N/A	0.25%[3]	N/A	N/A	N/A	N/A	N/A	See below[4]	2/28/2015
Small Cap Equity Fund	N/A	1.30%[1]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	2/28/2015
Small Cap Intrinsic Value Fund	N/A	1.30%[1]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	2/28/2015
Sovereign Investors Fund	N/A	1.30%[1]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
U.S. Global Leaders Growth Fund	N/A	1.30%[1]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	2/28/2015
Bond Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	9/30/2015
Global Conservative Absolute Return Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	9/30/2015
Income Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%[2]	9/30/2015

1 At the December 16-18, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangement for Class B shares of the Funds listed above with an expiration date of February 28, 2015, each effective as of March 1, 2014.

2 At the December 16-18, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, a fee waiver and/or expense reimbursement arrangement for Class R6 shares of the Funds listed above which will be voluntary for the period from January 1, 2014 to January 31, 2014 and contractual for the period from February 1, 2014 to February 28, 2015.

3 At the December 16-18, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangement for Class A and Class I shares of the Fund, with an expiration date of February 28, 2015, effective as of the commencement of the Fund’s operations.

4 At the December 16-18, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, (i) a contractual fee waiver and/or expense reimbursement arrangement of  0.10%  for Class R6 shares of the Fund with an expiration date of February 28, 2015, effective as of the commencement of the Fund’s operations and (ii) a fee waiver and/or expense reimbursement arrangement of 0.00% for Class R6 shares which will be voluntary for the period from January 1, 2014 to January 31, 2014 and contractual for the period from February 1, 2014 to February 28, 2015.

D-1

APPENDIX E

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to limit John Hancock Money Market Fund’s management fee to a maximum annual rate of 0.40% of the Fund’s average daily net assets.  The limitation will continue until at least July 31, 2014.*

*    At the March 17-20, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to July 31, 2014) of the management fee limitation, effective upon the current expiration date of July 31, 2013.

The Adviser agrees to limit John Hancock Government Income Fund’s management fee to a maximum annual rate of 0.53% of the Fund’s average daily net assets.  The limitation will continue until at least September 30, 2014.**

**  At the June 24-26, 2013 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to September 30, 2014) of the management fee limitation, effective upon the current expiration date of September 30, 2013.

E-1

APPENDIX F

Fund Level Voluntary Limit on Total Operating Expenses

For purposes of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund	Annual Expense Limit	Expiration Date of Expense Limit*
None

*    These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

F-1

APPENDIX G

Class Level Voluntary Limit on Total Operating Expenses

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

	Classes										Expiration Date of Expense Limit*
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6
Global Short Duration Credit Fund	1.35%	N/A	N/A	1.04%	N/A	N/A	N/A	N/A	N/A	N/A
High Yield Fund	N/A	1.82%	1.82%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Financial Industries Fund	N/A	2.15%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Small Cap Core Fund	1.50%	N/A	N/A	1.20%	N/A	N/A	N/A	N/A	N/A	N/A

*These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b‑1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield.  These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

G-1

APPENDIX H

Fund Level Voluntary Limit on Other Expenses

For purposes of this Appendix:

The Adviser has voluntarily agreed to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) advisory fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) blue sky fees, (i) printing and postage, (j) acquired fund fees and expenses paid indirectly, and (k) short dividend expense.

Fund	Limit on Other Expenses	Expiration Date of Expense Limit*
Enduring Equity Fund	0.25%

*    These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

H-1